Exhibit 10.35

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into as of July 1, 2009, by and between BancTec, Inc., a Delaware corporation (the “Company”) and the undersigned executive officer of the Company (the “Executive” or “you”).

RECITALS:

WHEREAS, the parties hereto entered into that certain (i) Employment Agreement, dated January 1, 2009 (the “Employment Agreement”); and

WHEREAS, the parties hereto desire to amend the Employment Agreement in accordance with Section XII thereof, as provided in this Amendment.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       The parties The parties acknowledge and agree that Section III, Subsection A and Section III, Subsection B of the Employment Agreement are hereby deleted and replaced in its entirety by the following:

A.                                   Base Salary.  During the Employment Term, the Company shall pay the Executive a base salary at the annual rate of $265,000 (“Base Salary”), payable in regular installments in accordance with the Company’s customary payment practices.  The Base Salary shall be subject to annual review by the Board or the Compensation Committee (or similar committee) of the Company whereupon the Base Salary may be increased (but not decreased) at their sole discretion.

B.                                     Annual Incentive Bonus Compensation.  The Executive shall be entitled to participate in the annual Executive Incentive Plan (the “Bonus Plan”) at a target level that shall not be less than 75% of Base Salary.  All such opportunities shall be subject to the terms and conditions of the Bonus Plan, which are incorporated herein by reference.

2.                                       The parties acknowledge and agree that the following is added as new Section III, Subsection G of the Employment Agreement:

G.                                     Immediate Vesting of Equity Incentive Awards Prior to Change of Control.  Notwithstanding anything to the contrary contained in the Equity Plan (as defined below) or other similar equity plan, if a Change of Control (as defined below) occurs, all equity awards granted to the Executive during the Employment Term shall vest and (for option grants) become immediately exercisable immediately prior to the occurrence of the Change of Control, and (for option grants) shall be exercisable until the earlier to occur of (i) the end of the award term as set forth in the applicable award agreement(s) or (ii) ninety (90) days after the termination date of the Executive’s employment, after which all such awards shall expire and be of no further force or effect.  The vesting and exercisability provided for in the previous sentence shall be subject to all provisions relating to post-employment exercises set forth in the applicable equity plan and award agreement(s).

3.                                       The parties acknowledge and agree that Section IV, Subsection C.2. of the Employment Agreement is hereby deleted and replaced in its entirety by the following:

2.                                       a pro rata portion (based on the number of days in the period beginning on the first day of the calendar year and ending on the date of termination) of the bonus under the Bonus Plan the Executive would have received if he remained an employee of the Company through the end of the applicable calendar year, in a lump sum payment to be paid as soon as practicable following review and acceptance of the prior years’ audit by the Audit Committee of the Board or by June 30 of the year following the end of the calendar year to which such bonuses relate, whichever occurs first (the “Pro Rata Bonus”);

4.                                       The parties acknowledge and agree that the last paragraph of Section IV, Subsection C of the Employment Agreement is hereby deleted and replaced in its entirety by the following:

For purposes of this Agreement, “Change of Control” shall have the same meaning as set forth in the BancTec, Inc. 2007 Equity Incentive Plan (the “Equity Plan”).  For the avoidance of doubt, if the Executive receives severance benefits as set forth in this Section IV.C., such benefits shall be in lieu of any severance benefits set forth in Section IV.B. herein.

4.                                       The parties hereby acknowledge and agree that except as expressly provided above, the balance of the Employment Agreement remains unchanged and is hereby ratified and confirmed in all respects.

5.                                       All capitalized terms used herein which are not otherwise herein defined shall have the meanings ascribed to them in the Employment Agreement.

6.                                       This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, as applied to contracts made and performed within the State of Texas.

7.                                       The parties hereto may sign any number of copies or counterparts of this Amendment.  Each signed copy or counterpart shall be an original, but each of them together shall represent the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written, to be effective and binding as of such date.

EXECUTIVE	BANCTEC, INC.

By:
Robert R. Robinson	J. Coley Clark
Chairman and Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT]